UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 14, 2005

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32195 (Commission File Number)	33-1073076 (I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA (Address of principal executive offices)	23230 (Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 14, 2005, Genworth Financial, Inc. (“Genworth”) filed a registration statement on Form S-1 (the “Registration Statement”) with the U.S. Securities and Exchange Commission relating to the proposed sale by GE Financial Assurance Holdings, Inc. (“GEFAHI”), an indirect subsidiary of General Electric Company (“GE”) and the owner of approximately 70% of Genworth’s outstanding common stock, of Genworth’s Class A Common Stock through a secondary public offering (the “Offering”).

On March 14, 2005, Genworth also entered into a stock purchase agreement (the “Stock Purchase Agreement”) with GEFAHI, GE and other subsidiaries of GE, pursuant to which Genworth agreed to purchase from GEFAHI, concurrently with the closing of the Offering, $500 million of Genworth’s Class B Common Stock at a price per share equal to the net proceeds per share that GEFAHI will receive from the underwriters in the Offering. Genworth will finance the share repurchase with cash available at the holding company level. The closing of the repurchase will be contingent on the closing of the Offering.

Pursuant to the Stock Purchase Agreement, Genworth also agreed to amend its master agreement with GE, GEFAHI and other subsidiaries of GE to add a provision to provide that until the date that is at least 185 days after the date of the consummation of a sale by GEFAHI of shares of Genworth’s Class B Common Stock that results in GEFAHI owning less than 50% of Genworth’s outstanding common stock, Genworth will not, without the prior written consent of GE, (1) purchase, redeem or otherwise acquire or retire for value any shares of Class A Common Stock at a price per share that is less than the price per share received by GEFAHI in such sale by GEFAHI, (2) engage in any derivative security transaction with respect to shares of Genworth’s common stock (including a derivative security such as an option, warrant, convertible security, stock appreciation right, or similar right) that would be equivalent economically to a transaction of the type described in clause (1), or (3) agree to do any of the foregoing. This amendment will be effective concurrently with the closing of the Offering and the stock repurchase.

In addition, pursuant to the Stock Purchase Agreement, GEFAHI agreed to deliver to Genworth, upon the closing of the Offering and the stock repurchase, (1) an irrevocable consent to permit Genworth to effect acquisitions for consideration of up to $1 billion at any time that GEFAHI owns 45% or less of Genworth’s outstanding common stock, and (2) an irrevocable proxy to permit Genworth to vote GEFAHI’s shares of Class B Common Stock in favor of an amendment to Genworth’s Amended and Restated Certificate of Incorporation (the “Certificate”) in the event that Genworth elects to amend the Certificate to permit such acquisitions without GE’s consent. The Certificate currently provides that until the first date on which GE beneficially owns less than 20% of Genworth’s outstanding common stock, the prior affirmative vote or written consent of GE is required for any acquisition for consideration of more than $700 million.

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Both Genworth and GEFAHI have the right to terminate the Stock Purchase Agreement if the Offering is not consummated prior to April 4, 2005.

The Registration Statement has not yet become effective. The securities offered by the Registration Statement may not be sold, nor may offers to buy be accepted, prior to the time the Registration Statement becomes effective. This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of such securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

Number	Description

10	Stock Purchase Agreement, dated as of March 14, 2005 between GE Financial Assurance Holdings, Inc., General Electric Capital Corporation, GEI, Inc. and Genworth Financial Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2005

GENWORTH FINANCIAL, INC.

By:	/s/ Richard P. McKenney
Richard P. McKenney Senior Vice President – Chief Financial Officer

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EXHIBIT INDEX

Number	Description

10	Stock Purchase Agreement, dated as of March 14, 2005 between GE Financial Assurance Holdings, Inc., General Electric Capital Corporation, GEI, Inc. and Genworth Financial Inc.

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